Exhibit 5.1

[Letterhead of Maples and Calder]

Our ref VZL\620840\4061206v1

Perfect World Co., Ltd.

8th Floor, Huakong Building

No. 1 Shangdi East Road

Haidian District

Beijing 100085

People’s Republic of China

13 September 2010

Dear Sirs

Perfect World Co., Ltd.

We have examined the Registration Statement on Form S-8 to be filed by Perfect World Co., Ltd., a Cayman Islands exempted company incorporated with limited liability (the “Company”), with the Securities and Exchange Commission (the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended, of an amount of Class B ordinary shares of par value US$0.0001 each in the authorised share capital of the Company (the “Shares”) for issuance pursuant to the following Plan (the “Plan”):

•	Perfect World’s Share Incentive Plan (as amended and restated as of 14 November 2009)

As Cayman Islands counsel to the Company, we have examined the corporate authorisations of the Company in connection with the Plan and the issue of the Shares by the Company and have assumed that the Shares will be issued in accordance with the Plan and the resolutions authorising their issue.

It is our opinion that the Shares to be issued by the Company have been duly and validly authorised, and when issued, sold and paid for in the manner described in the Plan and in accordance with the resolutions adopted by the Board of Directors of the Company (or any committee to whom the Board of Directors have delegated their powers with respect to administration of the Plan) and when appropriate entries have been made in the Register of Members of the Company, will be legally issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement and any amendments thereto. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Yours faithfully

/s/ Maples and Calder
Maples and Calder